Exhibit 10.12

DATED 27 April 2010

O&T PROPERTIES LIMITED  (1)

THE FEMALE HEALTH COMPANY (UK) PLC  (2)

THE FEMALE HEALTH COMPANY  (3)

DEED OF SURRENDER
relating to
Unit 1, Sovereign Park, Coronation Road, London

Manches LLP
9400 Garsington Road
Oxford Business Park
OXFORD OX4 2HN

Tel +44 (0)1865 722 106
Fax +44 (0)1865 201 012
DX 155710 Oxford 13
www.manches.com

Ref: SPS/ELV/181966/261158

INDEX
1.	INTERPRETATION	1

2.	SURRENDER	4

3.	VALUE ADDED TAX	4

4.	RELEASE OF THE TENANT	5

5.	RELEASE OF THE TENANT'S GUARANTOR	5

6.	RELEASE OF THE LANDLORD	5

7.	DOCUMENTS AND HMLR REQUIREMENTS	5

8.	LIABILITY	6

9.	THIRD PARTY RIGHTS	6

DATE   27 April 2010

PARTIES

(1)	O&T PROPERTIES LIMITED incorporated and registered in England and Wales with company number 03703586 whose registered office is at 35 Hays Mews, London W1J 5PY ("Landlord");

(2)	THE FEMALE HEALTH COMPANY (UK) PLC (Company No: 02439625) whose registered office is 1 Sovereign Park, Coronation Road, Park Royal, London NW10 7QP ("Tenant"); and

(3)	THE FEMALE HEALTH COMPANY a company incorporated in the State of Wisconsin whose principal executive offices are at 919N Michigan Avenue, Suite 2208, Chicago, Illinois, USA ("Tenant's Guarantor").

BACKGROUND

(A)	This deed is supplemental to the Lease.

(B)	The Landlord is entitled to the immediate reversion to the Lease.

(C)	The residue of the term granted by the Lease is vested in the Tenant.

(D)	The Tenant's Guarantor has entered into guarantee and other obligations in respect of some of the tenant covenants of the Lease.

(E)	The Landlord and the Tenant have agreed to enter into this deed.

AGREED TERMS

1.     INTERPRETATION

1.1.	The definitions and rules of interpretation set out in this clause apply in this deed.

	"Competent Authority"	a local authority or other body exercising powers under statute or by royal charter or any utility service or supply company.

"Landlord's Conveyancer"	Manches LLP, 9400 Garsington Road, Oxford Business Park, Oxford OX4 2HN (Ref: SPS/ELV/OX-261158) or any other conveyancer whose details may be notified in writing from time to time by the Landlord to the Tenant.

"Lease"	a lease of the Property dated 2nd November 2009 and made between O&T Properties Limited (1) The Female Health Company (UK) plc (2) The Female Health Company (3), which incorporates by reference, subject to certain modifications, the terms of the Previous Lease and all documents supplemental or collateral to that lease.

"Previous Lease"	means a lease dated 10 December 1996 and made between PAT (Pensions) Limited (1) the Tenant (formerly known as Chartex International plc) and Chartex Resources Limited (2) and The Female Health Company (3) by which the Property was demised to the Tenant and Chartex Resources Limited for a term of twenty (20) years from 10 December 1996 at a rent of one hundred and ninety-five thousand pounds (£195,000.00) a year.

"Property"	Unit 1, Sovereign Park, Coronation Road, London as more particularly described in and demised by the Lease.

"Service Charge"	shall have the meaning attributed to that term in the Previous Lease.

"VAT"	value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax.

1.2.	Clause headings do not affect the interpretation of this deed.

1.3.	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person's personal representatives, successors or permitted assigns.

1.4.	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.5.	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.6.	A reference to any party shall include that party's personal representatives, successors or permitted assigns.

1.7.	A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts.

1.8.	A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.9.	A reference to "writing" or "written" includes faxes but not e-mail.

1.10.	A reference to a document is a reference to that document as varied or novated (in each case, other than in breach of the provisions of this agreement) at any time.

1.11.	References to clauses are to the clauses of this deed.

1.12.	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.13.	References to the "Landlord" include a reference to the person entitled for the time being to the immediate reversion to the Lease.

1.14.	The expressions "landlord covenant" and "tenant covenant" each have the meanings given to them by the Landlord and Tenant (Covenants) Act 1995.

2.       SURRENDER

2.1.	In consideration of the releases by the Landlord pursuant to clause and clause the Tenant surrenders and yields up to the Landlord, with full title guarantee except as provided in clause 2.3, all its estate, interest and rights in the Property and the Landlord accepts the surrender.

2.2.	The residue of the term of years granted by the Lease shall merge and be extinguished in the reversion immediately expectant on the termination of the Lease.

2.3.	The covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not extend to the Tenant insofar as the covenant makes the Tenant liable for any of the costs referred to in such covenant and the Landlord shall be liable for such costs instead.

2.4.	The Property will be surrendered subject to:

	2.4.1.	all matters registrable by any Competent Authority pursuant to statute;

	2.4.2.	all requirements notices orders or proposals (whether or not subject to confirmation) of any Competent Authority; and

	2.4.3.	all notices served by the owner or occupier of any adjoining or neighbouring property.

3.        VALUE ADDED TAX

On the date of this deed, the Tenant shall pay the Landlord any VAT properly chargeable on the consideration stated in clause 4.

4.        RELEASE OF THE TENANT

4.1.	In consideration of the sum of one hundred and forty thousand pounds (£140,000.00) plus VAT of twenty-four thousand five hundred pounds (£24,500.00) (receipt of which the Landlord acknowledges) the Landlord releases the Tenant and its predecessors in title from all the tenant covenants of the Lease and from all liability for any subsisting breach of any of them but without prejudice to any outstanding liability of the Tenant for Service Charge under the Lease whether or not such liability has accrued prior to the date of this surrender but only in respect of the period up to and excluding the date of this deed.

4.2.	The Landlord accepts the sum of one hundred and sixty thousand pounds (£160,000.00) plus VAT of twenty-eight thousand pounds (£28,000.00) (receipt of which the Landlord acknowledges) as a contribution by the Tenant towards the repairs costs that the Tenant should have incurred under the Lease to keep the Property in repair and to yield up the Property in accordance with the obligations on the part of the Tenant in the Lease.

5.       RELEASE OF THE TENANT'S GUARANTOR

The Landlord releases the Tenant's Guarantor from the covenants, indemnities and other obligations arising under or in respect of the Lease and from all liability for any subsisting breach of those covenants, indemnities and other obligations.

6.        RELEASE OF THE LANDLORD

The Tenant releases the Landlord and its predecessors in title to the immediate reversion to the Lease from all the landlord covenants of the Lease and from all liability for any subsisting breach of any of them.

7.        DOCUMENTS AND HMLR REQUIREMENTS

On the date of this deed, the Tenant shall deliver to the Landlord, or to the Landlord's Conveyancer:

7.1.	the Lease;

7.2.	the original part of this deed; and

7.3.	the most recent survey or assessment carried out in relation to the Property for the purpose of complying with Regulation 4 of the Control of Asbestos Regulations 2006.

8.        LIABILITY

If the Landlord or the Tenant is more than one person, then in each case those persons shall be jointly and severally liable for their respective obligations arising by virtue of this deed. The Landlord may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

9.        THIRD PARTY RIGHTS

A person who is not a party to this deed shall not have any rights under or in connection with it.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

SIGNED AS A DEED by O&T PROPERTIES
LIMITED acting by a director in the presence of:

Signature: /s/  Andrew Johnson, Director
                  /s/  James Deane, Secretary

Name:  Andrew Johnson
            James Deane

Address:	Emperor Cottage, High Street Weston Underwood Olney MK46 53S

Occupation:  Chartered Accountant

EXECUTED AS A DEED by THE FEMALE HEALTH COMPANY (UK) PLC acting by two directors or by a director and secretary
/s/ Michael Pope, Director /s/ Nick Puttick, Director/Secretary

SIGNED AS A DEED on behalf of THE FEMALE
HEALTH COMPANY a company incorporated in
Wisconsin by MICHAEL POPE being a person
 who in accordance with the laws of that territory
is acting under the authority of the company